Exhibit 99.1

SANTA FE ENERGY TRUST

JPMorgan Chase Bank, N.A., Trustee	NEWS
RELEASE

FOR IMMEDIATE RELEASE

AUSTIN, TEXAS, JANUARY 31, 2006 - SANTA FE ENERGY TRUST (NYSE SYMBOL-SFF) ANNOUNCED THE TRUST INCOME DISTRIBUTION FOR THE OPERATING QUARTER ENDED DECEMBER 31, 2005.  UNITHOLDERS OF RECORD ON FEBRUARY 15, 2006, WILL RECEIVE A DISTRIBUTION AMOUNTING TO $6,194,391.02 OR $0.98324 PER UNIT PAYABLE FEBRUARY 28, 2006.

PRICE AND VOLUME STATISTICS FOR THE QUARTER WERE:

	VOLUMES		PRICES
	OIL	GAS	OIL	GAS
	(BBLS)	(MCF)	($/BBL)	($/MCF)
WASSON ODC UNIT	66,400	—	53.83	—

NET PROFITS ROYALTIES	38,928	197,048	53.82	7.98

THE TRUST WILL BE LIQUIDATED ON OR BEFORE FEBRUARY 15, 2008.

Contact:

SANTA FE ENERGY TRUST
JPMORGAN CHASE BANK, N.A., TRUSTEE
MIKE ULRICH
700 LAVACA
AUSTIN, TX 78701
(512) 479-2562